Exhibit 99.1

Fox Factory Holding Corp. Reports First Quarter Fiscal 2025 Financial Results
DULUTH, Georgia, May 8, 2025 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”), a premium brand and a global leader in the design, engineering and manufacturing of performance-defining products and systems for customers worldwide, today reported financial results for the first fiscal quarter ended April 4, 2025.

First Quarter Fiscal 2025 Highlights
•Net sales for first quarter of fiscal 2025 were $355 million, up $22 million or 6.5% over prior year
•Net sales increased over prior year across all segments, with AAG up by $10.1 million, SSG up by $7.5 million, and PVG up by $4.0 million
•Gross margin and adjusted gross margin of 30.9%, sequentially up 200 basis points and 170 basis points, respectively
•Net loss per diluted share was $6.23, as compared to $0.08 in the prior year period
•Adjusted earnings per diluted share improved to $0.23, as compared to $0.29 in the prior year period
•Drove continued sequential adjusted EBITDA margin improvement in both AAG and PVG segments of 330 basis points to 15.2% and 50 basis points to 11.8%, respectively, representing two consecutive quarters of expanding margins
•Cost reduction initiatives underway and progressing in line with expectations

Management Commentary
Mike Dennison, FOX’s Chief Executive Officer, commented, “We are pleased with our start to fiscal 2025, delivering first quarter sales and adjusted earnings per share that met our expectations. Our operational improvements and strategic cost management initiatives are well underway, helping us drive strong sequential adjusted EBITDA margin improvements in both our PVG and AAG segments. We expect these decisive actions will yield more tangible margin improvement throughout the year. Looking ahead, while end market demand remains challenging and tariffs create additional uncertainty, we expect that the actions we have taken to optimize our business will allow us to generate free cash flow this year to further improve our balance sheet. As market conditions normalize and the cycle advances, we anticipate that we will be well positioned to restore our best-in-class adjusted EBITDA margin profile and leverage our diversified business to maximize value for our stockholders.”

First Quarter 2025 Results
Net sales for the first quarter of fiscal 2025 were $355.0 million, an increase of 6.5%, as compared to net sales of $333.5 million in the first quarter of fiscal 2024. This increase reflects a $10.1 million or 9.9% increase in Aftermarket Applications Group (“AAG”) net sales, a $7.5 million or 6.6% increase in Specialty Sports Group (“SSG”) net sales, and a $4.0 million or 3.4% increase in Powered Vehicles Group (“PVG”) net sales. The increase in AAG net sales from $101.9 million to $111.9 million was driven by higher upfitting sales due to a shift in product mix and increased demand for aftermarket products; however, high interest rates impacting dealers and consumers, and high inventory levels at dealerships continue to pose challenges. The increase in SSG net sales from $113.5 million to $121.0 million is related to the growth in bike sales. Although bike sales improved compared to prior year, the ongoing channel inventory recalibration and, to a lesser extent, consumer demand remain headwinds. PVG net sales increased $4.0 million from $118.1 million to $122.1 million primarily due to the expansion of motorcycle business, which offset lower industry demand in the traditional powersports product lines.
Gross margin was 30.9% for the first quarter of fiscal 2025, same as gross margin of 30.9% in the first quarter of fiscal 2024. Adjusted gross margin, which excludes the effects of amortization of acquired inventory valuation markup, decreased 140 basis points to 30.9% from the same prior fiscal year period.
Total operating expenses were $360.3 million, or 101.5% of net sales, for the first quarter of fiscal 2025, compared to $94.3 million, or 28.3% of net sales in the first quarter of fiscal 2024. Operating expenses increased by $266.0 million driven by the impact of goodwill impairment (see Balance Sheet Summary below for details). Adjusted operating expenses were $84.4 million, or 23.8% of net sales, in the first quarter of fiscal 2025, compared to $80.3 million, or 24.1% of net sales, in the first quarter of the prior fiscal year, primarily on higher research and development and sales and marketing expenses to support future growth and product innovation.
Tax benefit was $3.6 million in the first quarter of fiscal 2025, compared to tax benefit of $1.3 million in the first quarter of fiscal 2024. The increase in the Company’s income tax benefit was primarily due to goodwill impairment.
Net loss attributable to FOX stockholders in the first quarter of fiscal 2025 was $259.7 million, compared to net loss attributable to FOX stockholders of $3.5 million in the first quarter of the prior fiscal year. Net loss per diluted share for the first quarter of fiscal 2025 was $6.23, compared to net loss per diluted share of $0.08 for the first quarter of fiscal 2024. Adjusted net income in the first quarter of fiscal 2025 was $9.8 million, or $0.23 of adjusted earnings per diluted share, compared to adjusted net income of $11.9 million, or $0.29 of adjusted earnings per diluted share, in the same period of the prior fiscal year.
Adjusted EBITDA in the first quarter of fiscal 2025 was $39.6 million, compared to $40.4 million in the first quarter of fiscal 2024. Adjusted EBITDA margin in the first quarter of fiscal 2025 was 11.2%, compared to 12.1% in the first quarter of fiscal 2024.

Reconciliations to non-GAAP measures are provided at the end of this press release.

Balance Sheet Summary
As of April 4, 2025, the Company had cash and cash equivalents of $68.6 million, compared to $71.7 million as of January 3, 2025. Inventory was $408.8 million as of April 4, 2025, compared to $404.7 million as of January 3, 2025. As of April 4, 2025, accounts receivable and accounts payable were $177.7 million and $119.3 million, respectively, compared to $165.8 million and $144.1 million, respectively, as of January 3, 2025. Prepaids and other current assets were $59.0 million as of April 4, 2025, compared to $85.4 million as of January 3, 2025. The decrease in cash and cash equivalents was mainly due to capital expenditures, partially offset by a decrease in prepaids and other current assets driven by lower chassis deposits due to working capital optimization efforts. The change in accounts receivable is due to higher sales in the fiscal quarter ended April 4, 2025 compared to the fiscal quarter ended January 3, 2025. The change in accounts payable reflects the timing of vendor payments. Total debt was $709.9 million as of April 4, 2025 compared to $705.1 million as of January 3, 2025. Goodwill is at $377.2 million, or down $262.3 million, after the Company conducted its quantitative assessment triggered by adverse changes in U.S. tariff policies, new and expanded tariffs enacted by the current presidential administration, and resulting sustained decline in its stock price, leading to a non-cash impairment charge.
Second Quarter and Fiscal 2025 Guidance
For the second quarter of fiscal 2025, the Company expects net sales in the range of $340 million to $360 million and adjusted earnings per diluted share in the range of $0.32 to $0.62.
For the fiscal year 2025, the Company reaffirms its guidance expecting net sales in the range of $1.385 billion to $1.485 billion, adjusted earnings per diluted share in the range of $1.60 to $2.60, and a full year adjusted tax rate in the range of 15% to 18%.
While the impact of the tariff policies on demand remains uncertain, new and expanded tariffs are expected to continue to pose significant challenges for the industries that the Company serves. The Company estimates the annual potential impact of tariffs to be in the range of $50 million in higher costs. However, the Company has identified countermeasures to partially offset these impacts and believes this unmitigated component can be absorbed in its current plan for full year 2025.
Adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, non-cash goodwill impairment and strategic transformation costs. A quantitative reconciliation of adjusted earnings per diluted share for the second quarter and full fiscal year 2025 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call & Webcast
The Company will hold an investor conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number for North America listeners is (800) 343-5172, and international listeners may dial (203) 518-9856; the conference ID is FOXFQ125 or 36937125. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the Company’s website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.

Available Information
Fox Factory Holding Corp. announces material information to the public about the Company through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, and the investor relations section of its website (https://investor.ridefox.com/investor-relations/default.aspx) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. is a global leader in the design, engineering and manufacturing of premium products that deliver championship-level performance for specialty sports and on and off-road vehicles. Its portfolio of brands, like FOX, Marucci, Method Race Wheels and more, are fueled by unparalleled innovation that continuously earns the trust of professional athletes and passionate enthusiasts all around the world. The Company is a direct supplier of shocks, suspension, and components to leading powered vehicle and bicycle original equipment manufacturers and offers premium baseball and softball gear and equipment. The Company acquires complementary businesses to integrate engineering and manufacturing expertise to reach beyond its core shock and suspension segment, diversifying its product offerings and increasing its market potential. It also provides products in the aftermarket through its global network of retailers and distributors and through direct-to-consumer channels.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”), FOX includes in this press release certain non-GAAP financial measures consisting of “adjusted gross profit,” “adjusted gross margin,” “adjusted operating expense,” “adjusted operating expense margin”, “adjusted net income,” “adjusted earnings per diluted share,” “adjusted EBITDA,” “adjusted EBITDA margin,” and “free cash flow,” all of which are non-GAAP financial measures. FOX defines adjusted gross profit as gross profit adjusted for the amortization of acquired inventory valuation markups and cost of goods sold associated with organizational restructuring. Adjusted gross margin is defined as adjusted gross profit divided by net sales. FOX defines adjusted operating expense as operating expense adjusted for amortization of purchased intangibles, goodwill impairment, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and certain strategic transformation costs. FOX defines adjusted operating expense margin as adjusted operating expense divided by net sales. FOX defines adjusted net income as net (loss) income attributable to FOX stockholders adjusted for amortization of purchased intangibles, goodwill impairment, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and strategic transformation costs, all net of applicable tax. Adjusted earnings per diluted share is defined as adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net (loss) income adjusted for interest expense, net other expense, income taxes or tax benefits, amortization of purchased intangibles, goodwill impairment, depreciation, stock-based compensation, litigation and settlement related expenses, organizational restructuring expenses, acquisition and integration-related expenses and strategic transformation costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales. Free cash flow is defined as net cash (used in) provided for operating activities less purchases of property and equipment. These adjustments are more fully described in the tables included at the end of this press release. Amounts related to non-controlling interest are excluded from all adjusting items.
FOX includes these non-GAAP financial measures to provide investors with additional insight on the Company’s operating performance and trends, as well as to supplement their understanding of the results of the Company’s core operations. In particular, the exclusion of certain items in calculating the non-GAAP financial measures consisting of adjusted gross profit, adjusted operating expense, adjusted net income and adjusted EBITDA (and accordingly, adjusted gross margin, adjusted operating expense margin, adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate adjusted gross profit, adjusted gross margin, adjusted operating expense, adjusted operating expense margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	As of	As of
	April 4, 2025	January 3, 2025

Assets
Current assets:
Cash and cash equivalents	$68,601	$71,674
Accounts receivable (net of allowances of $1,289 and $1,848, respectively)	177,690	165,827
Inventory	408,786	404,736
Prepaids and other current assets	59,025	85,443
Total current assets	714,102	727,680
Property, plant and equipment, net	242,621	246,393
Lease right-of-use assets	102,272	104,019
Deferred tax assets, net	47,639	44,364
Goodwill	377,226	639,505
Trademarks and brands, net	260,134	264,126
Customer and distributor relationships, net	155,806	161,585
Core technologies, net	22,396	23,154
Other assets	16,293	21,484
Total assets	$1,938,489	$2,232,310
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$119,269	$144,067
Accrued expenses	80,920	91,427
Current portion of long-term debt	24,286	24,286
Total current liabilities	224,475	259,780
Revolver	163,000	153,000
Term Loans, less current portion	522,631	527,775
Other liabilities	88,567	90,611
Total liabilities	998,673	1,031,166
Non-controlling interest	(78)	(38)
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of April 4, 2025 and January 3, 2025	—	—
Common stock, $0.001 par value — 90,000 authorized; 42,602 shares issued and 41,712 outstanding as of April 4, 2025; 42,574 shares issued and 41,684 outstanding as of January 3, 2025	42	42
Additional paid-in capital	342,041	339,266
Treasury stock, at cost; 890 common shares as of April 4, 2025 and January 3, 2025	(13,754)	(13,754)
Accumulated other comprehensive (loss) income	(4,145)	224
Retained earnings	615,710	875,404
Total stockholders’ equity	939,894	1,201,182
Total liabilities and stockholders’ equity	$1,938,489	$2,232,310

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Loss
(in thousands, except per share data)
(unaudited)

	For the three months ended
	April 4, 2025	March 29, 2024
Net sales	$355,030	$333,472
Cost of sales	245,351	230,314
Gross profit	109,679	103,158
Operating expenses:
Goodwill impairment	262,129	—
General and administrative	37,331	37,421
Sales and marketing	32,847	31,186
Research and development	17,039	14,439
Amortization of purchased intangibles	10,920	11,237
Total operating expenses	360,266	94,283
(Loss) income from operations	(250,587)	8,875
Interest expense	12,934	13,329
Other (income) expense, net	(150)	309
Loss before income taxes	(263,371)	(4,763)
Benefit from income taxes	(3,637)	(1,267)
Net loss	$(259,734)	$(3,496)
Less: net loss attributable to non-controlling interest	(40)	—
Net loss attributable to FOX stockholders	$(259,694)	$(3,496)
Net loss per share:
Basic	$(6.23)	$(0.08)
Diluted	$(6.23)	$(0.08)
Weighted-average shares used to compute earnings per share:
Basic	41,711	41,650
Diluted	41,711	41,650

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the three months ended
	April 4, 2025	March 29, 2024
OPERATING ACTIVITIES:
Net loss	$(259,734)	$(3,496)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Goodwill impairment	262,129	—
Depreciation and amortization	21,989	20,451
Provision for inventory reserve	(1,369)	(20)
Stock-based compensation	3,355	3,906
Amortization of acquired inventory step-up	164	4,485
Amortization of loan fees	1,349	699
Amortization of deferred gains on prior swap settlements	(783)	(1,063)
Proceeds from interest rate swap settlements	1,127	723
Loss on disposal of property and equipment	632	22
Deferred taxes	(4,736)	74
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(11,279)	5,283
Inventory	(1,827)	19,963
Income taxes	(1,919)	(757)
Prepaids and other assets	25,718	(37,266)
Accounts payable	(25,168)	(2,382)
Accrued expenses and other liabilities	(8,968)	(1,270)
Net cash (used in) provided by operating activities	680	9,352
INVESTING ACTIVITIES:
Purchases of property and equipment	(7,180)	(9,907)
Acquisitions of businesses, net of cash acquired	—	(5,041)
Acquisition of other assets, net of cash acquired	—	(350)
Net cash used in investing activities	(7,180)	(15,298)
FINANCING ACTIVITIES:
Proceeds from revolver	37,000	70,000
Payments on revolver	(27,000)	(48,000)
Repayment of term debt	(6,071)	(3,571)
Purchase and retirement of common stock	—	(25,000)
Repurchases from stock compensation program, net	(580)	(1,315)
Net cash provided by (used in) financing activities	3,349	(7,886)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	78	(227)
CHANGE IN CASH AND CASH EQUIVALENTS	(3,073)	(14,059)
CASH AND CASH EQUIVALENTS—Beginning of period	71,674	83,642
CASH AND CASH EQUIVALENTS—End of period	$68,601	$69,583

FOX FACTORY HOLDING CORP.
NET LOSS TO ADJUSTED NET (LOSS) INCOME RECONCILIATION
AND CALCULATION OF ADJUSTED EARNINGS PER SHARE
(in thousands, except per share data)
(unaudited)
The following tables provide a reconciliation of net loss attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted net (loss) income (a non-GAAP measure), and the calculation of adjusted earnings per share (a non-GAAP measure) for the three months ended April 4, 2025 and March 29, 2024. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	April 4, 2025	March 29, 2024
Net loss attributable to FOX stockholders	$(259,694)	$(3,496)
Goodwill impairment	262,129	—
Amortization of purchased intangibles	10,920	11,237
Litigation and settlement-related expenses	716	1,529
Other acquisition and integration-related expenses(1)	617	5,163
Organizational restructuring expenses(2)	1,624	107
Loss on asset disposals and lease terminations related to organizational restructure	699	—
Strategic transformation costs(3)	20	432
Tax impacts of reconciling items above(4)	(7,242)	(3,047)
Adjusted net income	$9,789	$11,925

Adjusted EPS
Basic	$0.23	$0.29
Diluted	$0.23	$0.29

Weighted average shares used to compute adjusted EPS
Basic	41,711	41,650
Diluted	41,771	41,729
(1) Represents various acquisition-related costs and expenses incurred to acquire and integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended
	April 4, 2025	March 29, 2024
Acquisition related costs and expenses	$203	$678
Purchase accounting property, plant and equipment fair value adjustment amortization	250	—
Purchase accounting inventory fair value adjustment amortization	164	4,485
Other acquisition and integration-related expenses	$617	$5,163
(2) Represents expenses associated with various restructuring initiatives.
(3) Represents costs associated with various strategic initiatives.
(4) All tax impacts are calculated using the federal statutory tax rate, except for tax impact of goodwill impairment. The effective rate of the goodwill impairment was 1.61% because of non-deductible tax goodwill.

FOX FACTORY HOLDING CORP.
NET LOSS TO ADJUSTED EBITDA RECONCILIATION AND
NET INCOME MARGIN TO ADJUSTED EBITDA MARGIN RECONCILIATION
(in thousands, except percentages)
(unaudited)
The following tables provide a reconciliation of net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and a reconciliation of net income margin to adjusted EBITDA margin (a non-GAAP measure) for the three months ended April 4, 2025 and March 29, 2024. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	April 4, 2025	March 29, 2024
Net sales
Powered Vehicles Group	$122,098	$118,113
Aftermarket Applications Group	111,914	101,852
Specialty Sports Group	121,018	113,507
Net sales	$355,030	$333,472

Net loss	$(259,734)	$(3,496)
Goodwill impairment	262,129	—
Benefit from income taxes	(3,637)	(1,267)
Depreciation and amortization(1)	21,739	20,451
Non-cash stock-based compensation	3,355	3,906
Litigation and settlement-related expenses	716	1,529
Other acquisition and integration-related expenses(2)	617	5,163
Organizational restructuring expenses(3)	1,613	63
Loss on asset disposals and lease terminations related to organizational restructuring	698	—
Strategic transformation costs(4)	20	432
Interest and other expense, net	12,086	13,638
Adjusted EBITDA	$39,602	$40,419

Net income margin	(73.2)%	(1.0)%

Adjusted EBITDA margin	11.2%	12.1%

Powered Vehicles Group	$14,383	$15,881
Aftermarket Applications Group	16,993	14,869
Specialty Sports Group	23,394	24,057
Unallocated corporate expenses	(15,168)	(14,388)
Adjusted EBITDA	$39,602	$40,419

(1) Depreciation excludes amortization for purchase accounting property, plant and equipment fair value adjustment.
(2) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory and property, plant and equipment valuation adjustments recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended
	April 4, 2025	March 29, 2024
Acquisition related costs and expenses	$203	$678
Purchase accounting property, plant and equipment fair value adjustment amortization	250	—
Purchase accounting inventory fair value adjustment amortization	164	4,485
Other acquisition and integration-related expenses	$617	$5,163
(3) Represents expenses associated with various restructuring initiatives, excluding $11 in stock-based compensation for the three-month period ended April 4, 2025 and $44 for the three month period ended March 29, 2024.
(4) Represents costs associated with various strategic initiatives.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND ADJUSTED GROSS MARGIN
(in thousands, except percentages)
(unaudited)
The following table provides a reconciliation of gross profit to adjusted gross profit (a non-GAAP measure) for the three months ended April 4, 2025 and March 29, 2024, and the calculation of gross margin and adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	April 4, 2025	March 29, 2024
Net sales	$355,030	$333,472

Gross profit	$109,679	$103,158
Amortization of acquired inventory valuation markup	164	4,485
Adjusted Gross Profit	$109,843	$107,643

Gross Margin	30.9%	30.9%

Adjusted Gross Margin	30.9%	32.3%

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF ADJUSTED OPERATING EXPENSE MARGIN
(in thousands, except percentages)
(unaudited)
The following tables provide a reconciliation of operating expense to adjusted operating expense (a non-GAAP measure) and the calculations of operating expense margin and adjusted operating expense margin (a non-GAAP measure), for the three months ended April 4, 2025 and March 29, 2024. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended
	April 4, 2025	March 29, 2024
Net sales	$355,030	$333,472

Operating expense	$360,266	$94,283
Goodwill impairment	(262,129)	—
Amortization of purchased intangibles	(10,920)	(11,237)
Litigation and settlement-related expenses	(716)	(1,529)
Other acquisition and integration-related expenses(1)	(453)	(678)
Organizational restructuring expenses(2)	(1,613)	(108)
Strategic transformation costs(3)	(20)	(432)
Adjusted operating expense	$84,415	$80,299

Operating expense margin	101.5%	28.3%

Adjusted operating expense margin	23.8%	24.1%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations, excluding amortization for purchase accounting inventory fair value adjustment that was classified as cost of sales.
(2) Represents expenses associated with various restructuring initiatives.
(3) Represents costs associated with various strategic initiatives.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential”, “remain” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Such forward-looking statements include, but are not limited to, statements with regard to expectations related to the future performance of FOX; the Company’s expected demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s expectation regarding its operating results and future growth prospects; the Company’s expected future sales and future adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business including, but not limited to, the Company’s ability to maintain its suppliers for materials, product parts and vehicle chassis without significant supply chain disruptions; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws, tariffs, and international trade policies; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the spread of highly infectious or contagious diseases, such as COVID-19, causing disruptions in the U.S. and global economy and disrupting the business activities and operations of the Company’s customers, business and operations; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; our ability to accurately forecast demand for our products; strategic transformation costs; legal and regulatory developments, including the outcome of pending litigation or regulatory or other governmental inquiries, and the impact of changing emissions and other climate change regulations in the various jurisdictions in which our products are produced, used, and/or sold; the cost of compliance with, or liabilities related to, environmental or other governmental regulations or changes in governmental or industry regulatory standards; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences and effectively compete against competitors; changes in demand for performance-defining products as well as the Company’s other products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; the impact of change in China-Taiwan relations on the Company’s business, operations or supply chain, the impact of the Russian invasion of Ukraine or the Israel-Palestine conflict or rising tension in the Middle East on the global economy, energy supplies and raw materials; future economic or market conditions, including the impact of inflation or the U.S. Federal Reserve’s interest rate increases in response thereto; changes in commodity, freight, and tariff costs (including tariff relief or our ability to mitigate tariffs, particularly in light of the policies of the new presidential administration and retaliatory actions in response thereto); our ability to mitigate increasing input costs through pricing or other measures; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K for the fiscal year ended January 3, 2025 and filed with the Securities and Exchange Commission on February 27, 2025, or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Jeff Sonnek
646-277-1263
Jeff.Sonnek@icrinc.com